As Filed with the United States Securities and Exchange Commission on June 14, 2007.
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
March 1, 2007
Date of Report (Date of Earliest Event Reported)
FIRST MCMINNVILLE CORPORATION
(Exact name of Registrant as specified in its charter)

Tennessee	2-90200	62-1198119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 East Main Street, McMinnville, Tennessee (Address of Principal Executive Offices)	37110 (Zip Code)
(931) 473-4402
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     (a) Not applicable.
     (b) Charles C. Jacobs retired as chief executive officer effective March 1, 2007. As was reported in the registrant’s proxy materials filed with the Commission under Schedule 14A on March 22, 2007, he was replaced by Mr. Thomas D. Vance. Mr. Jacobs was re-elected as a director at the April 10, 2007, Annual Meeting of Shareholders but tendered his resignation on May 8, 2007.
     (c)(1) As of March 1, 2007, Thomas D. Vance became the chief executive officer of the registrant, as was anticipated in his contract filed as an exhibit to the registrant’s Current Report on Form 8-K, such report being filed with the Commission on November 14, 2006. Mr. Vance was elected to the Board by a vote of the registrant’s security holders at its 2007 Annual Meeting of Shareholders held April 10, 2007.
     (c)(2) The information required by this Item is incorporated by reference to the registrant’s proxy materials filed with the Commission under Schedule 14A on March 22, 2007, and by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as filed with the Commission on March 30, 2007.
     (c)(3) The information required by this Item is incorporated by reference to the registrant’s contract with Mr. Vance filed as Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed with the Commission on November 14, 2006. Mr. Vance’s contract was described in the proxy materials filed with the Commission under Schedule 14A on March 22, 2007.
     (d) Not applicable.
     (e) Not applicable.
     (f) Not applicable.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST MCMINNVILLE CORPORATION
June 13, 2007	By:	/s/ Thomas D. Vance
Thomas D. Vance, President and
Chief Executive Officer